LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

_______________, 2007

By Federal Express

Old Mutual Funds II c/o Old Mutual Capital, Inc. 4643 S. Ulster Street, Suite 600 Denver, Colorado 80237

Re:	Old Mutual Large Cap Growth Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization (the “Plan”) by and among the Trust, on behalf of Old Mutual Large Cap Growth Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Large Cap Growth Concentrated Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class and Class Z shares of Selling Fund (the “Selling Fund Shares”) and change such shares into Class A, Class C, Institutional Class and Class Z shares of Buying Fund (the “Buying Fund Shares”) based upon their respective net asset values. The Trust will issue Class A, Class C, Institutional Class and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class and Class Z shares of Selling Fund, respectively, in a number of shares having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

The value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the net asset value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

In connection with our giving this opinion, we have examined copies of the Trust’s Certificate of Trust, Amended and Restated Agreement and Declaration of Trust dated

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Old Mutual Funds II

_______________, 2007

March 1, 2006 (the “Trust Agreement”), resolutions of the Board of Trustees adopted December 18-19, 2007 and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the Buying Fund Shares to be issued to the shareholders of the Selling Fund Shares pursuant to the Plan, as described above, will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We consent to the filing of this opinion as an Exhibit to the Trust’s Registration Statement on Form N-14, and to the references to our firm under the following captions under the headings “The Merger - Federal Income Tax Consequences,” “The Merger - Other Conditions” and “Legal Matters,” in the combined Proxy Statement/Prospectus for Selling Fund, which is included in such Registration Statement.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

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LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

_______________, 2007

By Federal Express

Old Mutual Funds II c/o Old Mutual Capital, Inc. 4643 S. Ulster Street, Suite 600 Denver, Colorado 80237

Re:	Old Mutual Large Cap Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization (the “Plan”) by and among the Trust, on behalf of Old Mutual Large Cap Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Focused Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class and Class Z shares of Selling Fund (the “Selling Fund Shares”) and change such shares into Class A, Class C, Institutional Class and Class Z shares of Buying Fund (the “Buying Fund Shares”) based upon their respective net asset values. The Trust will issue Class A, Class C, Institutional Class and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class and Class Z shares of Selling Fund, respectively, in a number of shares having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

The value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the net asset value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

In connection with our giving this opinion, we have examined copies of the Trust’s Certificate of Trust, Amended and Restated Agreement and Declaration of Trust dated

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Old Mutual Capital, Inc.

_________________, 2007

March 1, 2006 (the “Trust Agreement”), resolutions of the Board of Trustees adopted December 18, 2007 and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the Buying Fund Shares to be issued to the shareholders of the Selling Fund Shares pursuant to the Plan, as described above, will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

We consent to the filing of this opinion as an Exhibit to the Trust’s Registration Statement on Form N-14, and to the references to our firm under the following captions under the headings “The Merger - Federal Income Tax Consequences,” “The Merger - Other Conditions” and “Legal Matters,” in the combined Proxy Statement/Prospectus for Selling Fund, which is included in such Registration Statement.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

DMEAST #9944886 v1